                                                                   Exhibit 10.14

                               AMENDMENT NO. 3 TO
                             PRIVATE LABEL AGREEMENT
                                       AND
                    PROJECT DEVELOPMENT AND LICENSE AGREEMENT
                                     BETWEEN
                               CISCO SYSTEMS, INC.
                                       AND
                       FRONTIER SOFTWARE DEVELOPMENT, INC.


         This Amendment No. 3 ("Amendment #3") is made in California by and between Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134-1706, U.S.A. ("Cisco"), and Frontier Software Development, Inc., a Delaware corporation having its principal place of business at 321 Billerica Road, Chelmsford, Massachusetts 01824 ("Frontier").

         WHEREAS, Cisco and Frontier entered into the Project Development and License Agreement on July 13, 1994 ("Software Agreement"), as amended on January 4, 1995 ("Amendment #1") pursuant to which Frontier licensed certain software products (as defined in the Software Agreement) to Cisco; and

         WHEREAS, Cisco and Frontier entered into the Private Label Agreement on October 17, 1995 ("Hardware Agreement") pursuant to which Frontier is selling certain products (as defined in the Hardware Agreement) to Cisco; and

         WHEREAS, Cisco and Frontier entered into an Amendment to the Hardware Agreement and the Software Agreement on May 15, 1996 ("Amendment #2"); and

         WHEREAS, Cisco and Frontier desire to change and add certain terms to the Software Agreement, Hardware Agreement, Amendment #1 and Amendment #2 (collectively, the "Agreement") as specified below.

         NOW THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

1.0 DEVELOPMENT WORK. Cisco shall have the right to request that Frontier perform independent projects specific to Cisco such as, but not limited to, customization of an interface, addition of features, or integration of Frontier's RMON products into Cisco products. Frontier agrees that it will not unreasonably reject such Cisco requests. Such projects shall be subject to the terms and negotiations agreed upon by the parties. The statement of work ("Statement of Work") for each project shall include, as required, the following provisions: project specifications, NRE charges and payment terms, prepaid royalties or per unit royalties, upgrade charges (if different from the policy agreed upon in the Agreement), schedules, reschedule terms inclusive of penalties for schedule delays, project cancellation terms inclusive of penalty charges, acceptance criteria, project review and approval processes, ownership of the work performed, resale/license obligations and restrictions of the parties for the modified products, and any further obligations required by Cisco to complete the project."

Cisco agrees to pay Frontier a [*] fee of [*] for development work [*] to by the parties and completed [*] of this Amendment #3. The projects covered by this fee include without limitation: Embedded RMON agents for the [*].

As a Statement of Work is mutually agreed upon and signed by an authorized representative for each party it will be incorporated into the Agreement as an amendment. A Statement of Work format is attached as Exhibit A.

2.0 AGENT ROYALTIES. Section 3.2 (License Fees) of Amendment #2 is changed as follows:

         2.1 Royalties for agents shipped prior to the effective date of this Amendment #3 will be paid per the terms of Amendment #2.

         2.2 Royalties for RMON Embedded Agent Software (as defined below in
Section 7.(d)) shipped upon the effective date of this Amendment #3 and thereafter will be as follows:

                  (a) Cisco agrees to pay Frontier a [*] royalty of [*] for any and all copies of the RMON Embedded Agent Software made and distributed by Cisco and incorporated within [*] or within any other Cisco software environment except the Cisco products listed in Section 2.2(b) below. Frontier warrants that the RMON Embedded Agent Software provides, at a minimum, the full functionality to comply with the [*] specification) plus the [*] specification as it is released by the [*].

                  (b) Subject to the conditions in Section 2.3 below, Cisco agrees to pay Frontier a one-time royalty payment of [*] plus a [*] royalty as specified in this Section 2.2 below for the following Cisco [*] products ("Cisco [*] Products"):

                            [*]

                  [*] Royalty:

                           (i) Cisco will pay a [*] royalty of [*] for each
Cisco [*] Product unit incorporating some or all of the functionality specified as [*].

-------------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                           (ii) Cisco will pay a [*] royalty of [*] for each
Cisco [*] Product unit incorporating the functionality specified in this Paragraph (b)(i) above plus the compete functionality of [*] as it is released by the [*].

                           (iii) For a situation in which a Cisco [*] Product
incorporates the functionality of [*] groups of [*], Cisco will pay a per-unit royalty of [*] plus [*] for each group, or portion of a group, of [*] incorporated into such product.

         2.3 Conditions:

                           (i) [*] royalty payment as specified above is due for
each Cisco [*] Product shipped by Cisco for revenue in which one or more instances of RMON Embedded Agent Software are licensed for use by the licensee for some level of RMON agent functionality whether or not Cisco explicitly charges its customers for the RMON capability.

                           (ii) Cisco's obligation to pay a [*] royalty for a
Cisco Catalyst Product under Section 2.2(b)(i) or the [*] base royalty under
Section 2.2(b)(iii) above shall terminate upon the inclusion by Cisco of the [*] feature(s) as a [*] in the [*] of the respective Cisco [*] Product, provided the following conditions have been met: (i) Cisco provides evidence to Frontier that [*] for delivery of the [*] feature(s) in the Cisco [*] Product as a standard no charge feature(s); and (ii) such evidence indicates that the [*] by Cisco. Frontier agrees to accept reasonable evidence to establish the foregoing conditions.

                           (iii) Cisco's obligation to pay a [*] royalty for a
particular Cisco [*] Product ends when such product is shipped with Cisco's [*], or when the Agreement expires or is terminated for cause by Cisco, or when Cisco exercises its right to manufacture Products (in which event the [*] will be as specified in Section 14 below).

                           (iv) The per-unit royalties of this Section 2.3 do
not apply to Embedded Probes as defined in Section 3 below.

3.0 EMBEDDED PROBES. For the purposes of the Agreement, "Embedded Probes" shall mean [*]in which the [*] provides [*] functionality plus extensions as then agreed to by the parties and executes on hardware which: (i) is used primarily to execute RMON code, and (ii) such hardware is an optional module that is inserted into a Cisco chassis.

         3.1 An Embedded Probe shall include functionality for [*], and shall [*]. In the event that the features agreed to for such Products in the respective Statements of

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

Work are significantly different from the guidelines given herein, the parties will renegotiate in good faith the Embedded Probe royalties of Section 3.2 below.

         3.2 [*] royalties for Embedded Probes shall be as follows:

                                                               Per-unit royalty
         For the first [*] revenue units shipped by Cisco          [*]
         For the next  [*] revenue units shipped by Cisco          [*]
         For units shipped by Cisco for revenue beyond [*] units   [*]

         For Embedded Probe shipments for revenue beyond [*] units, the parties agree to negotiate in good faith the royalties based upon then existing conditions in the marketplace. Cisco agrees to pay a royalty of [*] per unit shipped for revenue during the negotiation process. When the new royalty is agreed to, Frontier will credit Cisco for the net difference for all units shipped beyond [*] units.

         3.3 A Product that meets the conditions for an Embedded Probe as given in Section 3.0 above and in addition is implemented within [*] shall be subject to the royalties per Section 3.2 above.

4.0 PROBE INVENTORY BALANCING, Frontier agrees to [*] Cisco a [*] to balance its inventory of [*] under the following conditions:

         4.1 Per the conditions specified in Section 4.2, Cisco can balance up to [*] probe units as follows:

                  (i) [*] models for the [*] probes on order but not yet delivered by Frontier, and

                  (ii) [*]up to [*] units from [*] at a rate of up to [*] units per month beginning on the effective date of this Amendment #3 and continuing for [*] months.

         4.2 Conditions for product rotation:

                  (i) [*] on a one for one basis such that for each unit [*] or [*] to Frontier by Cisco, Frontier will [*] one [*] unit of the probe model designated by Cisco.

                  (ii) Cisco shall [*] of [*] of the original cost to Cisco for each probe [*]. Cisco will place a [*] on each occasion Cisco exercises its right to [*] probes.

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                  (iii) In the event the total cost [*] of the new products to be shipped to Cisco is [*] than the [*] of the products being [*] by Cisco (i.e., the [*]), Cisco will issue a purchase order for the [*] on each occasion Cisco exercises its right [*].

                  (iv) In the event the total cost of the new products (excluding the [*]) to be shipped to Cisco is [*] than the [*] of the products being [*] by Cisco (i.e., the [*]), Cisco will issue a purchase order to purchase [*] of a value [*] than the [*], for delivery within [*]. The payment due on such purchase order is the amount by which the new units exceed the [*].

                  (v) Cisco will pay the shipping costs for the [*].

                  (vi) Probe units on order as of the effective date of Amendment #3 for products other than [*] probes are separate from this balancing and are not to be [*] the [*] as a result of this balancing.

5.0 PROBE [*]. The parties agree to extend the current standalone probe [*] structure for an [*] through [*]. Thereafter, the [*] structure will be as mutually agreed by the parties.

6.0 TRAFFICDIRECTOR UPGRADES TO REVISION 4.1. Cisco will pay the following upgrade fee to upgrade Cisco customers of TrafficDirector 3.3 and any version of NetScout Manager to TrafficDirector 4.1 (based upon Frontier's NetScout Manager Plus 4.1 Software):

         [*]

This upgrade fee is payable only for licenses actually upgraded to TrafficDirector [*]. For subsequent upgrade releases from TrafficDirector [*] to later versions, Cisco shall pay a royalty fee of [*] per unit as specified in Amendment #2 Section 2.3(c).

7.0 DEFINITIONS AND LICENSES.

         7.1 Definitions.

                  (a) For purposes of the Agreement, and notwithstanding anything to the contrary in the Agreement, the term "Software," as respectively defined in Section 1.1 of the Hardware Agreement and Section 1 of the Software Agreement, is hereby modified to collectively mean RMON Embedded Agent Software and Other Software as defined in this Section 7.1 below.

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                  (b) For purposes of the Agreement, and notwithstanding anything to the contrary in the Agreement, the term "source code" shall include sufficient information for a knowledgeable software engineer to produce completely functional machine readable binary code for all Software, including but not limited to, design documentation, technical documentation, design and functional specifications, software libraries, compilers, utilities, listings, test suites, build scripts and tools to compile, assemble and test code in Frontier's possession or under its control . In cases where such tools are commercially available, source code shall only include the supplier, model and revision information to uniquely and unambiguously identify each such tool.

                  (c) The term "Product" shall have the definition specified in
Section 1 of Amendment #2.

                  (d) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "RMON Embedded Agent Software" shall mean software providing, the functionality of an RMON agent embedded within a Cisco product, which agent conforms to the [*] specification per [*] and the [*] specification as it is released by the [*].

                  (e) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "Other Software" shall mean all software, except RMON Embedded Agent Software, provided to Cisco by Frontier as a Product under this Agreement, regardless of whether embedded or bundled with a hardware product, or provided as a standalone software product. Other Software includes, but is not limited to, stand-alone probe Products, Embedded Probes and TrafficDirector.

                  (f) For purposes of the Agreement, and not withstanding anything to the contrary in the Agreement, the term "Derivative Works" shall mean modifications to RMON Embedded Agent Software made by or for Cisco.

                  (g) It is understood that RMON Extensions are limited to the functionalities specified in [*].

The parties agree and acknowledge that nothing in this Amendment # 3 shall be construed to diminish, restrict or limit any rights or privileges which Cisco is already entitled to under the Agreement. Any ambiguity arising from the new definitions of terms in this Section 7 will not be interpreted against Cisco to diminish rights previously granted to Cisco under the Agreement.

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         7.2 Licenses.

                  (a) RMON Embedded Agent Software. The license granted in
Section 4, the first paragraph, of the Software Agreement applies in its entirety to RMON Embedded Agent Software (binary and source code form) and all related documentation and tools . Frontier shall retain title and full ownership rights to the RMON Embedded Agent Software as specified in Section 6 of the Software Agreement for RMON software and RMON Extensions. [*] shall retain title and full ownership to the Derivative Works as specified in Section 6 of the Software Agreement. In addition, [*] hereby grants to [*] a worldwide, [*] and nonexclusive license to [*] of the Derivative Works, provided that such Derivative Works which are feature enhancements to the RMON Embedded Agent Software may not be [*] in any manner by [*] to any third party without [*] prior written consent.

                  (b) Other Software. Notwithstanding anything to the contrary in the Agreement, Frontier hereby grants Cisco a [*] license to [*] of [*] in both machine readable binary and source code form, subject to the following restrictions:

                           (i) Cisco's right to [*] the Other Software shall be
[*] for the purpose of [*] and providing software [*].

                           (ii) [*] shall retain ownership of any [*] that Cisco
makes to the Other Software, and Cisco shall provide to Frontier in a timely manner all such [*] Cisco makes to the Other Software.

                           (iii) Cisco shall have [*] to sublicense or cross
license the Other Software as a standalone product.

         7.3 Source Code Restrictions. Cisco shall [*] distribute or sublicense any source code owned by Frontier unless such source code is distributed or sublicensed with or as part of Cisco source code or Cisco hardware. In [*] shall a [*] of the Frontier source code have the right to [*] such source code to [*] or to [*] of such source code that [*]. Cisco shall protect Software source code provided hereunder and/or sublicensed to others to the same extent that it protects its own source code.

         7.4 Sublicense Rights. The Agreement is modified by adding the following:

         "Frontier hereby grants Cisco the right to sublicense its license rights granted under this Agreement, and authorizes the granting of sublicenses for, the Software, provided to Cisco by Frontier solely as part of or in connection with Cisco's software or

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

products. Any per copy royalty payments due Frontier shall accrue at the time Cisco makes and distributes the copy of the applicable Software or at the time Cisco's OEM makes and distributes the copy of the applicable Software. Cisco is obligated to account for and make payment for any per-unit royalties for sublicenses in the same manner it does so for other per-unit license royalties covered under the Agreement."

         7.5 Delivery. Frontier agrees to promptly deliver to Cisco the machine readable binary and source code for the Software (including without limitation, all new releases, bug fixes, maintenance fixes, updates and the like for the Software) as required under the Agreement or as such Software becomes available.

8.0 TERM OF AGREEMENT. The expiration dates of the Hardware Agreement and the development portion of the Software Agreement are hereby extended to October 31, 2000.

9.0 LICENSE ADMINISTRATION. The parties agree to use commercially reasonable efforts to implement a license administration system within [*] after the effective date of this Amendment #3 that is easy and convenient for Cisco and Cisco's customers to use and acceptable to both parties.

10. RIGHTS IN THE EVENT FRONTIER [*]. In the event that Frontier enters [*] with another party for that party [*], Frontier will notify Cisco it has [*] to be acquired [*]. Within [*] Cisco will inform Frontier in writing whether [*].

If Cisco indicates it does [*], Frontier is then [*] to execute an agreement [*] by another party [*]. If Frontier does not sign a [*] within [*] from the date of [*], this process restarts (i) on the [*] of Frontier entering into [*], or
(ii) at the end of such [*] if Frontier is then engaged in [*].

If Cisco indicates its [*], Frontier will negotiate in good faith with [*], an arrangement pursuant to which [*]. Frontier [*] to carry on [*] with other parties during the [*].

Prior to executing an agreement [*], and at the point at which Frontier has [*] with third parties, Frontier will notify Cisco that it [*] Frontier.

After completing this process in good faith, Frontier reserves the right to evaluate [*] from all parties and to [*] as it solely deems appropriate.

[*], and Cisco's [*], starts a [*] between Cisco and Frontier during which Frontier will [*] from [*] agreement [*] by any third party until [*] it has followed the [*] and Cisco has

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

had a [*] to [*] including a [*]. The parties will negotiate in good faith at the time of [*] and during this process to [*] on what constitutes a reasonable time and process for Cisco to [*].

All [*] between Frontier and Cisco and all offers by Cisco within this [*] shall be in writing. For purposes of notifying Cisco that Frontier [*], Frontier's Board of Directors shall determine when Frontier is [*], thereby triggering, Frontier's obligation to provide such notice to Cisco.

The provisions of this section shall expire on the date a registration statement filed by Frontier under the Securities Act of 1933, as amended, first becomes effective.

11.0 PREFERRED RMON VENDOR.

         11.1 Definitions:

                  (a) For the purposes of the Agreement, "Covered RMON" products shall mean products providing RMON1 and RMON2 functionality plus extensions in the form of:

                           (i) Standalone probes for LAN and WAN environments
 similar to Frontier's NETscout probes and future enhancements including future LAN and WAN network topologies,

                           (ii) Network monitoring and analysis applications
similar to NETscout Manager Plus and future enhancements of such products by Frontier including the support for future LAN and WAN network topologies, and

                           (iii) Embedded probes for Cisco's products with
features similar to or a subset of NETscout probes for present and future LAN and WAN network topologies.

                  (b) For the purposes of the Agreement, "Other RMON" products shall mean products other than Covered RMON products which have functionality conforming to some or all of the groups of the RMON1 or RMON2 standards or functionality that extends RMON-like capability to new LAN or WAN media or network environments.

         11.2 Preferred RMON Vendor. Beginning on the effective date of this Amendment #3, Cisco establishes Frontier as its Preferred RMON Vendor. For the purposes of the Agreement, and subject to the exceptions defined herein, Cisco's classification of Frontier as its Preferred RMON Vendor shall mean that Cisco will incorporate in its price list, promote and offer for sale/license, both directly and indirectly through its resale channels, Products under this Agreement as its primary solutions to meet Cisco's RMON product needs. For the duration of the Agreement and subject to

Frontier maintaining its Preferred RMON Vendor status per Section 11.3 below, Cisco agrees to work in good faith with Frontier as follows:

                  (a) In the event Cisco identifies a need for a Covered RMON product or Other RMON product, and a then-existing product from Frontier meets Cisco's product requirements, Cisco will purchase such Product from Frontier subject to Subsection 11.2(c) below.

                  (b) In the event Cisco identifies a need for a Covered RMON product which is not a then-existing Frontier product, Cisco will notify Frontier of its needs and will negotiate in good faith for a reasonable period of time to have Frontier develop (under a Statement of Work) and supply such Product to Cisco subject to Subsection 11.2(c) below.

                  (c) To be the selected vendor for a particular Covered RMON product or Other RMON product, Frontier must meet Cisco's product functionality and availability requirements and offer the product at a cost to Cisco (including product cost and development cost) comparable to costs available to Cisco from other sources for comparable products, with reasonable development schedules, and commercially reasonable delivery and terms.

                  (d) After a Covered RMON product has been added as a Product under the Agreement, Cisco shall not distribute an internally-develop product that is substantially similar to such Product supplied by Frontier.

                  (e) Cisco will keep Frontier informed of its ongoing interests and needs for RMON products and will provide Frontier the opportunity to be Cisco's OEM supplier of such products.

                  (f) In the event that Cisco, having followed the process herein defined in this Section 11.2, obtains a Covered RMON product from another OEM supplier, Cisco is not subsequently obligated to use a comparable Frontier product in place of the other product.

                  (g) In the event Cisco decides to distribute a Covered RMON product that is developed by Cisco pursuant to this Section 11.2 or by a company acquired by Cisco, Cisco's then designated Project Manager shall notify Frontier at the time Cisco makes a firm decision to implement such plans.

         11.3 To maintain its status as Preferred RMON Vendor, Frontier must continuously adhere to all of the following conditions:

                  (a) Frontier is not in default of any substantive terms of the Agreement, including, but not limited to, the terms of Section 17 (Sales activity) and Section 19 (Cost Reduction) of this Amendment #3.

                  (b) Frontier meets the quality standards for Products as set by Cisco for all of Cisco's products,

                  (c) Frontier provides support and maintenance for Products as reasonably requested by Cisco,

                  (d) Frontier develops new Products under Statements of Work in a timely manner to meet Cisco's requirements.

Cisco will determine in it sole discretion whether Frontier is meeting all of these conditions in this Section 11.3. In the event that Frontier ceases to meet all of these conditions and thus is in jeopardy of losing its Preferred RMON Vendor status, Cisco shall notify Frontier that it does not then meet the conditions for Preferred RMON Vendor status and Cisco and Frontier management will meet in good faith to resolve those issues which are causing Frontier not to meet the conditions for Preferred RMON Vendor status. If issues causing Frontier to lose its Preferred RMON Vendor status are not resolved within a reasonable and mutually determined time frame after notification, Frontier will lose its Preferred RMON Vendor status and Cisco is free to use alternative vendors or to develop and supply Covered RMON products and Other RMON products to meet Cisco's needs without violation of this Section 11.

         11.4 The rights conferred to Frontier as Preferred RMON Vendor in this
Section 11 notwithstanding, Cisco reserves rights to:

                  (a) Acquire companies providing Covered RMON products and Other RMON products and to use, sell or license RMON products developed by the acquired company.

                  (b) Develop and distribute its own Covered RMON products or Other RMON products subject to the limitations of Section 11.2 above,

                  (c) Exercise its Manufacturing Rights in accordance with the terms of this Agreement,

                  (d) Develop embedded RMON agents, or make modifications to Software as specified in this Agreement,

                  (e) Use, sell, or license Other RMON products from other vendors subject to the limitations of Section 11.2 above,

                  (f) Use, sell or license Covered RMON products from other vendors that are (i) incidental to other of Cisco's business relationships and which are non-strategic product solutions that will be replaced by Products under this Agreement within a reasonable time frame subject to Section 11.2(c) above, (ii) needed to meet unique customer obligations, subject to notification to Frontier per Section 11.2(e) above, and (iii) Other RMON products committed for inclusion in Cisco's products prior to the effective date of Amendment #3.

         11.5 In the event that Cisco acquires a company that is developing or marketing Covered RMON products, the parties agree:

                  (a) at Frontier's request, Cisco shall relinquish its rights under Section 7.2(b) of this Amendment #3 to source code for Other Software and immediately return such source code to Frontier, and

                  (b) Cisco shall relinquish its tights under Section 10 of this Amendment #3.

12.0 PUBLICITY ON STRATEGIC RMON RELATIONSHIP. The parties agree to publicize the strategic nature of this relationship for RMON Products with a joint press announcement. Each party is permitted to refer to this strategic relationship in their sales collateral and advertising. All such references to this strategic relationship and use of the other party's name and or logos is subject to the prior written approval of the other party.

13. SUPPORT PAYMENTS. Section 3.4 of Amendment #2 and Section 8 of the Software Agreement are hereby changed to include an annual support fee of [*] to cover the following support activities: i) updates, revisions, bug fixes and new releases of agent Software for all platforms, ii) bug, fixes for all RMON Products; iii) on-going consulting, including architectural issues, to Cisco for existing and future RMON Products.

14. MANUFACTURING RIGHTS AND ESCROW. Section 10 of the Hardware Agreement is hereby changed as follows:

         14.1 Cisco's right to manufacture is increased from [*] from the time it is exercised. Cisco can exercise this right on a Product by Product basis and at different times.

         14.2 Cisco's right to manufacture survives termination of the Agreement by Cisco for cause per Section 14.2 of the Hardware Agreement.

         14.3 Any source code provided by Frontier to Cisco under the licenses of the Agreement does not need to be deposited into the escrow as part of the Escrowed Materials.


----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

         14.4 The following new paragraph is hereby added to Section 10 of the Hardware Agreement:

                  "10.5 SOFTWARE LICENSE UNDER MANUFACTURING RIGHTS. In the event Cisco exercises its Manufacturing Rights for a Product per Section 10 and notwithstanding anything to the contrary in the Agreement, Frontier hereby grants Cisco the additional right and license to [*] of the Other Software (as defined in Section 7.2(b) of this Amendment #3) for the Product that Cisco has the right to manufacture. Cisco agrees to limit [*] within such modifications to Other Software to those features which in Cisco's sole discretion: (i) are [*],
(ii) are [*] competitive products, or (iii) have been previously [*] by Cisco. Notwithstanding anything to the contrary in the Agreement, [*] shall retain title and full ownership to the [*] of the Other Software made by or for Cisco for the Product that Cisco has the right to manufacture. In addition, [*] hereby grants to [*] a worldwide, [*] and nonexclusive license to [*] of the [*] to the Other Software made by or for Cisco."

         14.5 The following new paragraph is hereby added to Section 10 of the Hardware Agreement:

                  "10.6 MINIMUM PERIOD OF MANUFACTURING RIGHTS. In the event Cisco exercises its Manufacturing Rights for a Product per Section 10 and notwithstanding anything to the contrary in the Agreement, such right shall survive termination or expiration of the Agreement such that the minimum period of Manufacturing Rights for a Product is 2 years, except that Manufacturing Rights do not survive termination for cause by Frontier or termination for convenience by Cisco."

         14.6 Replace Section 10.2 (a) of the Hardware Agreement with the following:

                  "In the event Cisco exercises its Manufacturing Rights for a Product, Cisco agrees to pay Frontier royalties on all Products manufactured and distributed by Cisco hereunder as follows:

                  (i) For Products that are [*] with no [*] content, Cisco shall [*] under the terms specified under the Agreement for such Products.

                  (ii) For all other [*], Cisco agrees to pay Frontier a [*] equal to [*] of Cisco's then current [*].

                  (iii) All [*] will be computed on a [*] basis and paid quarterly within [*] following the end of each Cisco quarter."

15. SUPPORT AFTER TERMINATION. Section 14.7 of the Hardware Agreement is changed such that support shall be provided by Frontier for a Product until [*] after the last shipment of that Product by Cisco.

16. SUPPORT REQUIREMENTS. The following support-related changes are to be made to the Agreement:

         16.1 Section 8.1 of the Hardware Agreement is changed by adding the following:

         "Frontier shall include bug fixes in all subsequent releases of the agent software and RMON Products. Support levels are defined as follows:

Level 1 Support:                 [*].

Level 2 Support:                 All Level 1 support capabilities plus:
                                 [*]

Level 3 Support:                 [*]

         16.2 Section 6.1 (Paragraph 8.15) of Amendment #2 and Section 8.6 of the Hardware Agreement are amended to add the following:

         "Cisco shall work with Frontier while Frontier is developing products for Cisco under a Statement of Work, to provide input on debugging/support tools to help in Cisco's support efforts. For all new releases of Software or hardware Products developed per Section 1.0 (Development Work) above or upgrades to existing Products, Frontier will provide advanced versions of Products and all supporting customer documentation to Cisco's support organization to allow them to prepare to support such new Products."

         16.3 Section 8.9 of the Hardware Agreement is changed to add the following:

         "Upon verifying that a Product defect exists, Frontier shall initiate work in accordance with the time frames for the assigned priority, toward development of a fix or work around. If Frontier is not able to verify that a Product defect exists, Frontier will work with Cisco to determine the source of the problem until it has been determined that the cause is not related to a problem with a Frontier Product. In all cases, Cisco shall use reasonable efforts to identify and demonstrate such Software error prior to contacting Frontier. If Frontier is unable to meet the time frames listed in Section 8.9 for a problem of any priority, Frontier will provide to Cisco within that time frame, at a minimum, a

----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

written plan for addressing the problem, including an estimate as to the reasonable time period necessary to correct the problem."

         16.4 Section 8. 10 of the Hardware Agreement is changed such that Frontier will provide training for major releases/new RMON Products prior to initial shipment of each major release/new RMON Product, for a minimum of twenty-five (25) people at a Frontier facility, Cisco facility or facility mutually agreed upon.

         16.5 Exhibit F of the Hardware Agreement is changed to use the following Problem Priority Definitions:

         Priority 1: Cisco customer's network is [*] or there is [*]. [*] is available. [*] are willing to commit [*] to resolve the situation.

         Priority 2: Operation of Cisco customer's network is [*] are being [*] network performance. [*] are willing to commit [*] to resolve the situation.

         Priority 3: Operational performance of Cisco customer's Network [*]. Seller, Cisco and customer are willing to [*] to restore service to satisfactory levels.

         Priority 4: [*] requires [*] on [*].

17. SALES ACTIVITIES. The parties agree to conduct sales activities in accordance with the following guidelines:

         (i) The parties will identify situations in which both [*] are [*] to meet customer's needs for RMON Products.

         (ii) The two sales organizations [*] in [*]. [*] regarding joint sales plans for [*] between the Cisco regional sales manager and Frontier's Vice President of sales.

         (iii) Cisco and Frontier will [*] to [*] such that Frontier has [*] relating to [*] to allow Frontier to [*] for such sales.

18. NETFLOW MONITOR [*]. Cisco's purchase price for NetFlow Monitor shall be [*] of Frontier's U.S. list price.

19. COST REDUCTION. The parties agree to meet no less frequently than semi-annually to review the prices/license fees paid by Cisco for all Products covered by this Agreement. Frontier agrees to act in good faith to maintain competitive OEM


----------------------------
[*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

pricing/license fees for Products sold to Cisco considering all of the following: (i) Pricing trends in the RMON product market place; (ii) Reductions in Frontier's costs for Products; and, (iii) Competition from other suppliers products. Frontier shall notify Cisco [*] prior to the public announcement of any price change to its published list price for a Frontier product that is equivalent to a Product.

20. NO OTHER CHANGES. Terms capitalized shall have the meaning assigned to them in the Agreement unless specifically defined herein. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


CISCO SYSTEMS, INC.                            FRONTIER SOFTWARE
                                                 DEVELOPMENT, INC.


/s/ Mario Mazzola                              /s/ Narendra Popat
--------------------------------------         --------------------------------
Signature                                      Signature


Mario Mazzola                                  Narendra Popat
--------------------------------------         --------------------------------
Name                                           Name


Vice President/General Manager - Wbu           President, Frontier Software
--------------------------------------         --------------------------------
Title                                          Title


October 29, 1996                               October 29, 1996
--------------------------------------         --------------------------------
Date                                           Date

                                    Exhibit A

                         Template for Statement of Work
                                      [*]


--------
 [*] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.